UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2024 (January 29, 2024)

Merck & Co., Inc.

(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	1-6571 (Commission File Number)	22-1918501 (I.R.S. Employer Identification No.)

126 East Lincoln Avenue, Rahway, NJ (Address of principal executive offices)	07065 (Zip Code)

(Registrant’s telephone number, including area code) (908) 740-4000

Not Applicable

(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock ($0.50 par value)	MRK	New York Stock Exchange
0.500% Notes due 2024	MRK 24	New York Stock Exchange
1.875% Notes due 2026	MRK/26	New York Stock Exchange
2.500% Notes due 2034	MRK/34	New York Stock Exchange
1.375% Notes due 2036	MRK 36A	New York Stock Exchange

Item 2.02. Results of Operations and Financial Condition.

The following information, including the exhibits hereto, is being furnished pursuant to this Item 2.02.

Incorporated by reference is a press release issued by Merck & Co., Inc. on February 1, 2024, regarding earnings for the fourth quarter and year end of 2023, attached as Exhibit 99.1. Also incorporated by reference is certain supplemental information not included in the press release, attached as Exhibit 99.2.

This information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and is not incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On January 29, 2024, the Company approved a new restructuring program (the “2024 Restructuring Program”) intended to continue the optimization of the Company’s Human Health global manufacturing network as the future pipeline shifts to new modalities and also optimize the Animal Health global manufacturing network to improve supply reliability and increase efficiency.

The actions contemplated under the 2024 Restructuring Program are expected to be substantially completed by the end of 2031, with the cumulative pretax costs to be incurred by the Company to implement the program estimated to be approximately $4.0 billion. Approximately 60% of the $4.0 billion will be non-cash, relating primarily to the accelerated depreciation of facilities to be closed or divested; the remainder of the costs will result in cash outlays primarily relating to facility shutdown costs.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press release issued February 1, 2024, regarding earnings for the fourth quarter and year end of 2023

Exhibit 99.2	Certain supplemental information not included in the press release

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merck & Co., Inc.

Date: February 1, 2024	By:	/s/ Kelly E. W. Grez
Kelly E. W. Grez Corporate Secretary